EXHIBIT 99.1

NEWS RELEASE

For Immediate Release                      Contact:      William W. Sherertz
                                                         President and
                                                         Chief Executive Officer

                                        Telephone:      (503) 220-0988

                         BARRETT BUSINESS SERVICES, INC.
               ANNOUNCES FIRST QUARTER 2004 OPERATING RESULTS AND
                           FINANCIAL GUIDANCE FOR 2Q04

      PORTLAND, OREGON, April 28, 2004 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $606,000 for the first quarter ended March 31, 2004, an improvement of $949,000 from a net loss of $343,000 for the first quarter of 2003. Diluted income per share for the 2004 first quarter was $.10, as compared to a diluted loss per share of $(.06) for the same quarter a year ago.

      Net revenues for the first quarter ended March 31, 2004 totaled $40.6 million, an increase of approximately $17.2 million or 73.5% over the $23.4 million for the same quarter in 2003.

                                                              (Unaudited)
                                                           First Quarter Ended
                                                                March 31,
                                                          ----------------------
            Results of Operations                           2004          2003
-----------------------------------------------           -------       --------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                                       $25,054       $20,110
  Professional employer service fees                       15,556         3,287
                                                          -------       --------
    Total revenues                                         40,610        23,397
                                                          -------       --------
Cost of revenues:
  Direct payroll costs                                     18,320        14,798
  Payroll taxes and benefits                               11,531         3,805
  Workers' compensation                                     4,036         1,425
                                                          -------       --------
    Total cost of revenues                                 33,887        20,028
                                                          -------       --------
Gross margin                                                6,723         3,369
Selling, general and administrative expenses                5,532         3,596
Depreciation and amortization                                 242           280
                                                          -------       --------
Income (loss) from operations                                 949          (507)
Other income (expense), net                                    21            (6)
                                                          -------       --------
Income (loss) before taxes                                    970          (513)
Provision for (benefit from) income taxes                     364          (170)
                                                          -------       --------
Net income (loss)                                         $   606        $ (343)
                                                          =======       ========
Basic income (loss) per share                             $   .11        $ (.06)
                                                          =======       ========
Weighted average basic shares outstanding                   5,704         5,748
                                                          =======       ========
Diluted income (loss) per share                           $   .10        $ (.06)
                                                          =======       ========
Weighted average diluted shares outstanding                 6,143         5,748
                                                          =======       ========

      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the

Barrett Business Services, Inc.
News Release - First Quarter 2004
April 28, 2004


level of the Company's business activity and more useful in managing its operations.

                                                               (Unaudited)
                                                           First Quarter Ended
($ in thousands)                                               March 31,
                                                        ------------------------

                                                          2004            2003
                                                        --------       ---------
Revenues:
  Staffing services                                     $ 25,054        $ 20,110
  Professional employer services                          91,720          20,539
                                                        --------        --------
    Total gross revenues                                $116,774        $ 40,649
                                                        --------        --------

Cost of revenues:
  Direct payroll costs                                    93,367          32,050
  Payroll taxes and benefits                              11,531           3,805
  Workers' compensation                                    5,153           1,425
                                                        --------        --------
    Total cost of revenues                               110,051          37,280
                                                        --------        --------
Gross margin                                            $  6,723        $  3,369
                                                        ========        ========

      A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2004 and 2003 (in thousands):


                        Gross Revenue                                        Net Revenue
                      Reporting Method          Reclassification          Reporting Method
                    ----------------------    ----------------------    ---------------------
                      2004         2003         2004         2003         2004         2003
                    --------     --------     ---------   ----------    -------      --------
Revenues:
 Staffing services  $ 25,054     $ 20,110     $      -     $      -     $ 25,054     $ 20,110
 Professional
  employer
  services            91,720       20,539      (76,164)     (17,252)      15,556        3,287
                    --------     --------     ---------   ----------    --------     --------
   Total revenues   $116,774     $ 40,649     $(76,164)    $(17,252)    $ 40,610     $ 23,397
                    ========     ========     =========    =========    ========     ========
Cost of revenues:   $110,051     $ 37,280     $(76,164)    $(17,252)    $ 33,887     $ 20,028
                    ========     ========     =========    =========    ========     ========

      William W. Sherertz, President and Chief Executive Officer, commented that: "We are very pleased with our continuing sequential growth in gross revenues. We believe this will equate to increased momentum for improved earnings trends for the balance of 2004. In addition, our balance sheet has never been stronger, now with a record $10.0 million in cash and securities, which further strengthens our overall liquidity and working capital position."

Barrett Business Services, Inc.
News Release - First Quarter 2004
April 28, 2004

      The following summarizes the unaudited balance sheets at March 31, 2004 and December 31, 2003.

($ in thousands)                                      March 31,     December 31,
                                                        2004           2003
                                                      --------       ---------
                          Assets
Current assets:
  Cash and cash equivalents                           $  6,062       $  7,785
  Marketable securities                                  3,907              -
  Trade accounts receivable, net                        24,816         18,481
  Prepaid expenses and other                             2,576            958
  Deferred income taxes                                  2,115          2,196
                                                      --------       --------
      Total current assets                              39,476         29,420
Goodwill, net                                           21,738         18,749
Intangibles, net                                            44             13
Property, equipment and software, net                    3,247          3,367
Restricted marketable securities and workers'
  compensation deposits                                  1,726          1,647
Deferred income taxes                                      990          1,041
Other assets                                               474            436
                                                      --------       --------
                                                      $ 67,695       $ 54,673
                                                      ========       ========

           Liabilities and Stockholders' Equity

Current liabilities:
  Current portion of long-term debt                   $    200       $     88
  Income taxes payable                                     227              -
  Accounts payable                                         639            727
  Accrued payroll, payroll taxes and related benefits   22,734         13,881
  Workers' compensation claims liabilities               5,116          3,886
  Safety incentives liabilities                          2,961          2,007
  Other accrued liabilities                              1,722            361
                                                      --------       --------
    Total current liabilities                           33,599         20,950
Long-term debt, net of current portion                     200            400
Customer deposits                                          481            455
Long-term workers' compensation claims liabilities       1,025          1,031
Other long-term liabilities                                  -             45
Deferred gain on sale and leaseback                      1,128          1,158
Stockholders' equity                                    31,262         30,634
                                                      --------       --------
                                                      $ 67,695       $ 54,673
                                                      ========       ========


Outlook for Second Quarter 2004

      The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2004. The Company expects gross revenues for the second quarter to range from $120 million to $123 million and anticipates diluted income per share to range from $.25 to $.30 per share for the same period. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2004 is not included because estimated PEO revenues and cost of PEO revenues for the period cannot be determined without unreasonable effort and expense.

Barrett Business Services, Inc.
News Release - First Quarter 2004
April 28, 2004

      On April 29, 2004 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss first quarter 2004 operating results. To participate in the call, dial
(877)356-3717 shortly before 9:00 a.m. Pacific Time on April 29, 2004. The call identification number is 6842413. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning April 29, 2004 at 11:00 a.m. and ending May 6, 2004. To listen to the recording, dial (800)642-1687 and enter conference identification code 6842413.

      Barrett Business Services, Inc. is a human resource management company with offices in eight states, which serve customers in approximately 18 states.

      Statements in this release about future events or performance, including earnings expectations for the second quarter of 2004, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the successful integration of the operations of Skills Resource Training Center acquired by the Company on January 1, 2004, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2003 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

                                      #####